UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 1, 2011

Commission File Number:  000-17119

QuantRx Biomedical Corporation
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
330202574
(IRS Employer Identification No.)

P.O. Box 4960, Portland, Oregon 97062
(Address of principal executive offices)

503-252-9565
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On November 1, 2011, BehlerMick PS ("BehlerMick") resigned as the Company's independent registered public accounting firm, as a result of BehlerMick's cessation of operations. Concurrent with the resignation of BehlerMick, the Company, through and with the approval of its Board of Directors, engaged MartinelliMick PLLC ("MartinelliMick") as its independent registered public accounting firm. Certain of the professional staff and shareholders of BehlerMick joined MartinelliMick either as employees or partners of MartinelliMick and will continue to practice as members of MartinelliMick.

The report of BehlerMick on the Company's financial statements for the fiscal year ended December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit for the past two fiscal years and through October 31, 2011, there were no disagreements with BehlerMick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BehlerMick, would have caused BehlerMick to make reference to the subject matter of the disagreements in connection with its audit reports on the Company's financial statements.

The Company is unable to file Exhibit 16, as the predecessor auditor ceased operations and is no longer practicing public accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantRx Biomedical Corporation

Date:   November 7, 2011
By:	/s/ William Fleming

Name: William Fleming
Title: President